Exhibit 10(d)

RECEIVABLES SALE AGREEMENT

DATED AS OF AUGUST 1, 2004

between

PPL ELECTRIC UTILITIES CORPORATION,
as Originator,

and

PPL RECEIVABLES CORPORATION
as Buyer

Exhibits and Schedules Excluded

Exhibit I	Definitions

Exhibit II	Jurisdiction of Organization, Principal Place of Business; Chief Executive Office; Location(s) of Records; Federal Employer Identification Number; Other Names

Exhibit III	Reserved

Exhibit IV	Form of Compliance Certificate

Exhibit V	Summary of Credit and Collection Practices

Exhibit VI	Form of Subordinated Note

Exhibit VII	Form of Purchase Report

Schedules

Schedule A	Closing Documents

RECEIVABLES SALE AGREEMENT

THIS RECEIVABLES SALE AGREEMENT (this "Agreement"), dated as of August 1, 2004, is by and between PPL ELECTRIC UTILITIES CORPORATION, a Pennsylvania corporation ("Originator"), and PPL RECEIVABLES CORPORATION, a Delaware corporation (together with its successors and assigns hereunder, "Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Credit Agreement).

PRELIMINARY STATEMENTS

Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to sell, assign, contribute or otherwise transfer to Buyer, and Buyer wishes to purchase from Originator, all of Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

Following the purchase of Receivables from Originator, Buyer will obtain loans secured by the Receivables, the associated Related Security and Collections pursuant to that certain Credit and Security Agreement, dated as of August 1, 2004 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Credit Agreement"), among Buyer, Originator, as initial Servicer, Blue Ridge Asset Funding Corporation ("Blue Ridge"), and Wachovia Bank, National Association, as Agent (in such capacity, the "Agent").

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Amounts and Terms of the Purchase

Section 1.1    Initial Contribution of Receivables.

On the date hereof, Originator does hereby contribute, assign, transfer, set-over and otherwise convey to Buyer, and Buyer does hereby accept from Originator, Receivables originated by Originator and existing as of the close of business on the Business Day immediately prior to the date hereof (the "Initial Cutoff Date") having an aggregate Outstanding Balance (the "Initial Contributed Receivables") as set forth on the report delivered by Originator to Buyer on the Initial Cut-Off Date, which report shall be substantially in eth form of Exhibit VII hereto (the "Initial Purchase Report"), together with all Related Security relating thereto and all Collections thereof.

Section 1.2    Purchase of Receivables.

(a)    Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator's right, title and interest in and to all Receivables existing as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of Originator's right, title and interest in and to all Receivables existing as of the Initial Cutoff Date and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.3.

(b)    On each Monthly Reporting Date (and following the occurrence of a Downgrading Event with respect to the Servicer, at any time upon the request of the Buyer), Originator shall (or shall require the Servicer to) deliver to Buyer a report in substantially the form of Exhibit VII hereto (each such report, together with the Initial Purchase Report, being herein called a "Purchase Report") with respect to the Receivables sold and/or contributed by Originator to Buyer during the Settlement Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that Originator deliver, and Originator shall deliver, such approvals, opinions, information or documents as Buyer may reasonably request.

(c)    It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale and/or contribution, which sale and/or contribution, as the case may be, is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.4, the transfer of Receivables hereunder is made without recourse to Originator; provided, however, that Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and such transfer does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale and/or contribution of such Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has acquired such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been absolutely transferred to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), Originator will execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

Section 1.3    Payment for the Purchase.

(a)    The Purchase Price for the Purchase of Receivables in existence as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) shall be payable in full by Buyer to Originator on the date hereof, and shall be paid to Originator in the following manner:

      (i)    by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with proceeds of Loans received by the Buyer under the Credit Agreement; provided that a portion of such funds shall be offset by amounts owed by Originator to Buyer on account of the issuance of equity having a total value of not less than the Required Capital Amount, and

      (ii)    the balance, by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a "Subordinated Loan") in an amount not to exceed the least of the remaining unpaid portion of such Purchase Price, the maximum Subordinated Loan (aggregated with all Subordinated Loans then outstanding to Originator) that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount, and ten percent (10%) of such Purchase Price. Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).

(b)    With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay the Purchase Price therefor in accordance with Section 1.3(d) and in the following manner:

first, by delivery of immediately available funds, to the extent of funds available to Buyer from proceeds of Loans received by Buyer under the Credit Agreement or other cash on hand;

second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii); and

third, unless Originator or Buyer has declared the Termination Date to have occurred pursuant to this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 1.3(a)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Credit Agreement to set aside for the benefit of, or otherwise pay over to, the Agent for the benefit of the Secured Parties.

(c)    From and after the Termination Date, Originator shall not be obligated to (but may, at its option): sell Receivables to Buyer, or contribute Receivables to Buyer's capital pursuant to clause third of Section 1.3(b) unless Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Credit Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.

(d)    Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on the respective Settlement Date with respect to all Receivables coming into existence during the same Calculation Period and based on the information contained in the Purchase Report delivered by Originator for the Calculation Period then most recently ended. Although settlement shall be effected on each Settlement Date, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.3 and any contribution of capital by Originator to Buyer made pursuant to Section 1.3(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

Section 1.4    Purchase Price Credit Adjustments.

If on any day:

(a)    the Outstanding Balance of a Receivable is:

      (i)    reduced as a result of any cash discount or any adjustment or otherwise by Originator or any Affiliate thereof, or as a result of any tariff or other governmental action, or

      (ii)    reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

      (iii)    reduced on account of the obligation of Originator or any Affiliate thereof to pay the related Obligor any rebate or refund, or

      (iv)    less than the amount included in the calculations in any Purchase Report, or

(b)    any of the representations and warranties set forth in Section 2.1(f), Section 2.1(h), Section 2.1(i), Section 2.1(q), Section 2.1(r), Section 2.1(s) or Section 2.1(t) are not true when made or deemed made with respect to any Receivable, then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to the Outstanding Balance of such Receivable (calculated before giving effect to the applicable reduction or cancellation). If such Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then Originator shall pay the remaining amount of such Purchase Price Credit in cash immediately, provided that if the Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.

Section 1.5    Payments and Computations, Etc.

All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Section 1.6    Transfer of Records.

(a)    In connection with the Purchase of Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator's right and title to and interest in the Records relating to all Receivables sold or contributed hereunder, without the need for any further documentation in connection with the Purchase; provided, however, certain consumer information related to the Receivables shall not be transferred to Buyer in accordance with Section 54.8 of the Pennsylvania Public Utility Commission Regulations. In connection with such transfer, Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein to be effective, Originator hereby agrees that upon the request of Buyer (or Buyer's assignee), Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of all of Buyer's Obligations under the Credit Agreement.

(b)    Originator shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer has an enforceable ownership interest, and its assigns under the Credit Agreement have an enforceable ownership interest, in the Records relating to the Receivables purchased from Originator hereunder, and shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records; provided, however, certain consumer information related to the Receivables shall not be available in accordance with Section 54.8 of the Pennsylvania Public Utility Commission Regulations.

Section 1.7    Characterization.

If, notwithstanding the intention of the parties expressed in Section 1.2(c), any sale or contribution by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or contribution or such sale or contribution, as the case may be, shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale and absolute assignment thereof, Originator hereby grants to Buyer a security interest in all of Originator's right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, all other rights and payments relating to the Receivables and all proceeds of the foregoing (collectively, the "Originator Collateral"), to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of Originator hereunder. Originator shall take such action as may be necessary or appropriate to ensure that such security interest is duly perfected and prior to all other Adverse Claims thereto. Buyer shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Article II

Representations and Warranties

Section 2.1    Representations and Warranties of Originator.

Originator hereby represents and warrants to Buyer on the date hereof, on the date of each Purchase and on each date that any Receivable comes into existence that:

(a)    Status. It is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has taken no action in connection with, or in contemplation of, changing its jurisdiction of formation to any other jurisdiction and has the corporate authority to make and perform this Agreement and each other Transaction Document to which it is a party. This Agreement and each Transaction Document to which Originator is a party has been duly executed and delivered by such PPL Electric Party.

(b)    Legality; Etc. This Agreement and each other Transaction Document to which it is a party constitute the legal, valid and binding obligations of Originator, in each case enforceable against it in accordance with their terms except to the extent limited by (i) bankruptcy, insolvency, fraudulent conveyance or reorganization laws, or by other laws relating to or affecting the enforceability of creditors' rights generally and by general equitable principles which may limit the right to obtain equitable remedies regardless of whether enforcement is considered in a proceeding of law or equity or (ii) any applicable public policy on enforceability of provisions relating to contribution and indemnification.

(c)    Authority; No Conflict. The execution, delivery and performance by it of this Agreement and each other Transaction Document to which it is a party have been duly authorized by all necessary corporate or other action and do not violate (i) any provision of law or regulation, or any decree, order, writ or judgment, (ii) any provision of its articles of incorporation or by-laws or (iii) result in the breach of or constitute a default under any indenture or other agreement or instrument to which it is a party and do not result in the creation of or imposition of any Adverse Claim (other than as created by the Transaction Documents) on any of the assets of Originator or its Subsidiaries except, in any such case, where such contravention could not be reasonably expected to have a Material Adverse Effect. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)    Governmental Approvals. No authorization, consent or approval from any Governmental Authority is required for the execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party, except such authorizations, consents and approvals, including, without limitation, the PUC Order, as have been obtained prior to the date hereof and are in full force and effect.

(e)    Litigation. Except as disclosed in or contemplated by Originator's Form 10-K Report to the SEC for the year ended December 31, 2003, or in any subsequent Form 10-K, 10-Q or 8-K Report or otherwise furnished in writing to the Agent, no litigation, arbitration or administrative proceeding against Originator is pending, or to Originator's knowledge, threatened, which would materially and adversely affect the ability of Originator to perform any of its obligations under this Agreement or the other Transaction Documents. There is no litigation, arbitration or administrative proceeding pending, or to the knowledge of Originator, threatened, which could have a material adverse effect on the legality, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, on the Buyer's ownership interest, or the Agent's security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or the collectability of the Receivables generally or of any material portion of the Receivables.

(f)    Accuracy of Information. All information, certificates and statements heretofore furnished by the Originator or any of its Affiliates to the Buyer for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby, taken as a whole, and all such information, certificates and statements hereafter so furnished and taken as a whole, will be true, complete and accurate in all material respects on the date such information is stated or certified, except to the extent such information is stated to be as of an earlier date, and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances under which such information was furnished; provided, however, that to the extent any such information was based upon or constitutes a forecast or projection, the Originator represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information.

(g)    No Violation. No part of any Purchase Price payment hereunder will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of Regulation U or X of said Board of Governors. It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of extending credit for the purpose of purchasing or carrying any such "margin stock".

(h)    Good Title. Immediately prior to each Purchase hereunder and upon the creation of each Receivable coming into existence after the Initial Cutoff Date, it owns and has good and marketable title to the Originator Collateral, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in Originator Collateral.

(i)    Perfection.

      (i)    This Agreement creates a valid and continuing security interest (as defined in the UCC) in Originator Collateral in favor of Buyer, which security interest is prior to all other liens (other than Permitted Claims) and is enforceable as such as against creditors and purchasers from Originator.

      (ii)    All actions necessary under the UCC (or any comparable law) of all appropriate jurisdictions have been taken, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect its ownership interest in each Receivable, its Collections and the Related Security and the Buyer's security interest in Originator Collateral.

      (iii)    Other than the security interest granted to Buyer pursuant to this Agreement and any Permitted Claims, it has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of Originator Collateral.

      (iv)    It is a "registered organization" as defined in Article 9 of the UCC as in effect in the State of New York (the "NY UCC") and, for purposes of Article 9 of the NY UCC, is "located" in the Commonwealth of Pennsylvania.

      (v)    It has not authorized the filing of and is not aware of any UCC financing statements against it that include a description of collateral covering Originator Collateral other than any filing or financing statement relating to the security interest granted to Buyer hereunder or any Permitted Claim or that has been terminated. It is not aware of any judgment or tax lien filings against it.

      (vi)    Each Receivable constitutes an "account" or "payment intangible" within the meaning of the UCC.

(j)    Places of Business and Locations of Records. Its principal places of business and chief executive office and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II attached hereto or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Its Federal Employer Identification Number is correctly set forth on Exhibit II attached hereto.

(k)    Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. Except pursuant to PPL Electric's Mortgage and Deed of Trust, dated as of October 1, 1945, and PPL Electric's Indenture, dated as of August 1, 2001, in each case as amended and supplemented from time to time (respectively, the "1945 Mortgage" and the "2001 Mortgage" and collectively, the "PPL Electric Mortgages"), it has not granted a security interest in any Collection Account to any Person. Except as contemplated in Section 4.2(f), it has not granted any Person, other than Buyer, as contemplated by this agreement, dominion and control of any Collection Account, or, except for the grants under the PPL Electric Mortgages, the right to take dominion and control of any Collection Account at a future time or upon the occurrence of a future event.

(l)    Material Adverse Effect. Since December 31, 2003, no event has occurred that would have a Material Adverse Effect.

(m)    Names. The name in which it has executed this Agreement is identical to its name as indicated on the public record of its jurisdiction of organization which shows it to have been organized. In the past five (5) years, it has not used any organizational names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II attached hereto.

(n)    Ownership of Buyer. It owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer, free and clear of any Adverse Claim. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

(o)    Not a Holding Company or an Investment Company. It is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. It is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(p)    Compliance with Laws. To its knowledge, it is in compliance with all applicable laws, regulations and order of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws) except to the extent (i) such compliance is being contested in good faith by appropriate proceedings or (ii) non-compliance could not reasonably be expected to have a Material Adverse Effect (except with respect to clause (i) of the definition thereof). No Receivable (including any related Contract) contravenes any applicable law, regulation or order of any Governmental Authority, domestic or foreign (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(q)    Compliance with Credit and Collection Practices. It has complied with the Credit and Collection Practices in all material respects with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Practices, except as permitted pursuant to Section 4.1(a)(vii).

(r)    Payments to Originator. With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by it constitutes reasonably equivalent value in consideration therefor. No transfer by it of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(s)    Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(t)    Eligible Receivables. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.

(u)    Accounting. The manner in which it accounts for the transactions contemplated by this Agreement does not adversely affect the conclusions set forth in the bankruptcy opinions delivered to the Agent by counsel to Originator on the Closing Date (or if updated, any such updated opinion).

(v)    Collection Curves: The Collection Curves in respect of the ITC Receivables reflect its reasonable expectations relating to the subject matter thereof.

(w)    Sequestration Powers. The PUC has not taken action in connection with its sequestration powers and the taking of any such action is not reasonably foreseeable under the Competition Act in respect of it, any of its Affiliates or the Collections.

(x)    Sales Taxes. No transfer by it of any Receivable hereunder is or is intended to be a transfer of the Obligor's obligation to pay sales taxes with respect to such Receivable.

Article III

Conditions of Purchase

Section 3.1    Conditions Precedent to Purchase.

The Purchase under this Agreement is subject to the conditions precedent that Buyer shall have been capitalized with the Initial Contributed Receivables, Buyer shall have received on or before the Closing Date those documents listed on Schedule A attached hereto and all of the conditions to the effectiveness of the Credit Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2    Conditions Precedent to Subsequent Payments.

Buyer's obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: the Facility Termination Date shall not have occurred under the Credit Agreement; Buyer shall have received such other approvals, opinions or documents as it may reasonably request and on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by Originator that such statements are then true):

      (i)    the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

      (ii)    no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to Buyer and/or by offset of capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer's obligation to pay for such Receivable were in fact satisfied. The failure of Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct Originator to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

Article IV

Covenants

Section 4.1    Affirmative Covenants of Originator.

Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants, as to itself, as set forth below:

(a)    Financial Reporting. It will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and will furnish or cause to be furnished to Buyer:

      (i)    Annual Reporting. Promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the Securities and Exchange Commission (or if not required to be so filed, within ninety (90) days after the close of each of its respective fiscal years), a consolidated balance sheet of Originator and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year and accompanied by an opinion thereon by independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly the financial position of Originator and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis.

      (ii)    Quarterly Reporting. Promptly when available and in any event within ten (10) days after the date required to be delivered to the Securities and Exchange Commission (or if not required to be so filed, within forty-five (45) days after the close of the first three (3) quarterly periods of each of its respective fiscal years), a consolidated balance sheet of Originator and its consolidated Subsidiaries as at the close of each of the first three (3) quarterly periods of each fiscal year of Originator and the related consolidated statements of income and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, GAAP and consistency by its respective vice president, treasurer or controller.

      (iii)    Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV attached hereto, signed by its Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

      (iv)    Shareholders Statements and Reports. Promptly upon the furnishing thereof to its shareholders, copies of all financial statements, reports and proxy statements so furnished.

      (v)    S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which it files with the Securities and Exchange Commission.

      (vi)    Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Blue Ridge, copies of the same.

      (vii)    Change in Credit and Collection Practices. At least thirty (30) days prior to the effectiveness of any change in or amendment to the Credit and Collection Practices which in any such case would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, a notice indicating such proposed change or amendment and requesting Buyer's (and the Agent's, as Buyer's assignee) consent thereto.

      (viii)    PUC Filings. Promptly, upon the filing thereof, copies of all notices, requests, reports, statements, financial information, annual reconciliation filings, filings with respect to the ITC Bonds, the Receivables and the CTC Receivables which it files with, or receives from, the PUC.

      (ix)    Other Information. Promptly, from time to time, such other information, documents, Records or reports relating to the Receivables or the condition or operations, financial or otherwise, of it as Buyer may from time to time reasonably request in order to protect the interests of Buyer under or as contemplated by this Agreement.

(b)    Notices. It will notify Buyer in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

      (i)    Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of its Authorized Officer.

      (ii)    Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect (other than as defined in clause (i) of the definition thereof).

      (iii)    ERISA Matters. If and when any member of the ERISA Group: (1) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (2) receives, with respect to any Material Plan that is a Multiemployer Plan, notice of any complete or partial withdrawal liability under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (3) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose material liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Material Plan, a copy of such notice; (4) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code with respect to a Material Plan, a copy of such application; (5) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (6) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (7) fails to make any payment or contribution to any Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a lien or the posting of a bond or other security, a copy of such notice, and a certificate of the chief accounting officer of Originator setting forth details as to such occurrence and action, if any, which Originator or applicable member of the ERISA Group is required or proposes to take.

      (iv)    Downgrade of Originator. The occurrence of any Downgrading Event with respect to Originator setting forth the nature of such change.

      (v)    Amendment to Final Order. The occurrence of any amendment or supplement to the Final Order of the PUC dated August 27, 1998, relating to the Originator.

      (vi)    Amendment to Five-Year Credit Agreement. The occurrence of any amendment or supplement to the Five-Year Credit Agreement or the ITC Bond Documents.

      (vii)    Exercise of Sequestration Powers. The taking of any action by the PUC in connection with its sequestration powers under the Competition Act in respect of Originator or any Affiliate thereof or the Collections.

      (viii)    Purpose for Entering the Transactions. Any change or modification in Originator's purpose in entering into the transactions contemplated by the Transaction Documents and simultaneously provide a full and complete description of such change or modification, which description shall be true and accurate in all material respects.

      (ix)    Accounting Treatment. Any change in either or both the proposed or actual accounting treatment of the transactions contemplated by the Transaction Documents and/or the effects that the transactions contemplated by the Transaction Documents will have on the financial statements of Originator or any Affiliate thereof.

      (x)    Correspondence Regarding Collection Curves. Copies of all correspondence between third parties (other than accountants, legal advisors and consultants) and any PPL Electric Party relating to the Collection Curves including, without limitation, the finalized Collection Curves for each year this Agreement is in effect.

(c)    Compliance with Laws and Preservation of Corporate Existence. Originator will comply with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (i) such compliance is being contested in good faith by appropriate proceedings or (ii) non-compliance could not reasonably be expected to have a Material Adverse Effect. Originator (i) continue to engage only in businesses of the same general type as now conducted by Originator and its Subsidiaries and businesses related thereto or arising out of such businesses, except to the extent that the failure to maintain any existing business would not have a Material Adverse Effect and (ii) will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate (or other entity) existence and their respective rights, franchises and privileges necessary or material to the normal conduct of business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d)    Audits. It will furnish to Buyer from time to time such information with respect to it and the Receivables as Buyer may reasonably request; provided, however, it is understood that certain consumer information related to the Receivables and the servicing thereof shall not be available for review by the Agent in accordance with Section 54.8 of the Pennsylvania Public Utility Commission Regulations. It will, from time to time during regular business hours as requested by Buyer, upon reasonable notice and at its sole cost, permit Buyer or their respective agents or representatives, to examine and make copies of and abstracts from all Records in the possession or under its control relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to its financial condition or the Receivables and the Related Security or its performance under any of the Transaction Documents or its performance under the Contracts and, in each case, with any of its officers or employees having knowledge of such matters; provided, however, it is understood that certain consumer information related to the Receivables and the servicing thereof shall not be available for review by Buyer in accordance with Section 54.8 of the Pennsylvania Public Utility Commission Regulations.

(e)    Keeping and Marking of Records and Books.

      (i)    It will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). It will give Buyer notice of any material change in the administrative and operating procedures referred to in the previous sentence.

      (ii)    It will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer, describing Buyer's ownership interests in the Receivables and further describing the Receivable Interests of the Agent (on behalf of the Secured Parties) under the Credit Agreement and upon the request of Buyer: mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Receivable Interests of the Agent (on behalf of the Secured Parties) and deliver to Buyer all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

(f)    Compliance with Contracts and Credit and Collection Practices. It will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and comply with the Credit and Collection Practices in all material respects in regard to each Receivable and the related Contract.

(g)    Ownership. It will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables and the Collections and all of its right, title and interest in and to the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's security interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the security interest of Buyer as Buyer may reasonably request).

(h)    Secured Parties' Reliance. It acknowledges that the Agent and the Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon Buyer's identity as a legal entity that is separate from it and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, it will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of it and any Affiliates thereof and not just a division of it or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, it will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the "separateness covenants" set forth in Section 7.1(i) of the Credit Agreement and will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between it and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.

(i)    Taxes. It will file all Federal, state, local and foreign tax returns required to be filed by it and will promptly pay or cause to be paid all taxes shown to be due on such returns and all governmental charges at any time due and owing, except any such taxes or charges that are being contested in good faith by appropriate proceedings and for which it shall have set aside on its books appropriate reserves with respect thereto in accordance with GAAP or that would not reasonably be expected to have a Material Adverse Effect. It will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer.

Section 4.2    Negative Covenants of Originator.

Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

(a)    Change in Name, Jurisdiction of Organization, Offices and Records. It will not change its name as it appears in official filings in the jurisdiction of its organization, its status as a "registered organization" (within the meaning of Article 9 of any applicable enactment of the UCC) in such jurisdiction, its organizational identification number, if any, issued by its jurisdiction of organization, or its jurisdiction of organization unless it shall have: given Buyer at least forty-five (45) days' prior written notice thereof; at least ten (10) days prior to such change, delivered to Buyer all financing statements, instruments and other documents necessary to continue the perfection and priority of Buyer's interest in the Collateral and/or requested by Buyer in connection with such change or relocation and caused an opinion of counsel acceptable to Buyer to be delivered to Buyer not later than the effective date of such change, to the effect that Buyer's security interest is perfected and of first priority, such opinion to be in form and substance acceptable to Buyer in its sole discretion.

(b)    Change of Collection Account. It will not close any Collection Account or open a new bank account and designate the same as a Collection Account, unless Buyer shall have received, at least ten (10) days before the proposed effective date therefor, written notice of such addition, termination or change.

(c)    Modifications to Contracts and Credit and Collection Practices. Except in accordance with Section 4.1(a)(vii), it will not make any change to the Credit and Collection Practices that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to the ITC Bonds Servicing Agreement, it will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Practices.

(d)    Sales, Liens. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or, except for the grants to the trustee pursuant to the 1945 Mortgage and the 2001 Mortgage, it has not granted a security interest in any Collection Account to any Person, or assigned any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of Buyer provided for herein), and it will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under it.

(e)    Accounting for Purchase. It will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the transfer and/or contribution and absolute assignment of the Receivables and the Related Security by it to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a transfer and/or contribution and absolute assignment of the Receivables and the Related Security by it to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

(f)    Collections. It shall not enter into any agreement giving any Person dominion and control of any Collection Account without the prior consent of the Agent, which consent shall not be unreasonably withheld or delayed; provided that such agreement recognizes to the Agent's reasonable satisfaction the rights of the Agent in all Receivables and Related Security and provisions are contained therein that require the timely payment of all proceeds of the Receivables and Related Security to the Agent.

Article V

Termination Events

Section 5.1    Termination Events.

The occurrence of any one or more of the following events shall constitute a termination event (each, a "Termination Event"):

(a)    Originator shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due and, for any such payment which is not in respect of principal, such failure shall continue for three (3) consecutive Business Days.

(b)    Any representation or warranty made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect (or with respect to the representations and warranties contained in Sections 2.1(a), (c), (d), (g), (j), (k) or (s) hereof, or in Sections 5.1(a), (c), (d), (g), (j), (k) or (s) of the Credit Agreement, incorrect in any material manner) when made or deemed made.

(c)    Originator shall fail to perform or observe any covenant contained in Section 1.2(b) or Section 4.2 when due.

(d)    Originator shall fail to perform or observe any covenant contained in Section 4.1(a)(vii) or Section 4.1(b) hereof or Section 8.3 of the Credit Agreement and such failure shall continue for ten (10) consecutive Business Days following Originator's receipt of notice of such failure from the Buyer or Originator's actual knowledge of such failure.

(e)    Originator shall fail to perform or observe any other covenant or agreement under any Transaction Document (other than those referenced in Sections 5.1(a), (c) or (d)) and such failure shall continue for ten (10) consecutive Business Days following Originator's receipt of notice of such failure from the Buyer or for thirty (30) consecutive days following Originator's actual knowledge of such failure.

(f)    Originator shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness beyond any period of grace provided with respect thereto, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Indebtedness beyond any period of grace provided with respect thereto if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity.

(g)    Originator or PPL Transition Bond Company LLC shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors.

(h)    An Event of Bankruptcy shall occur with respect to Originator or PPL Transition Bond Company LLC.

(i)    A Change of Control shall occur.

(j)    One or more final judgments for the payment of money in an amount in excess of $20,000,000, individually or in the aggregate, shall be entered against the Originator or PPL Transition Bond Company LLC and such judgment shall not be paid, bonded or otherwise discharged for sixty (60) consecutive days unless such judgment is stayed on appeal or otherwise being appropriately contested in good faith.

(k)    The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Receivables and Related Security and such lien shall continue until the earlier of seven (7) days after inception and knowledge by any Secured Party of such lien, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Receivables and Related Security.

(l)    Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000.

(m)    The PUC shall exercise its sequestration powers under the Competition Act with respect to Originator or the Collections.

Section 5.2    Remedies.

Upon the occurrence and during the continuation of a Termination Event, Buyer may declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(e), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

Article VI

Indemnification

Section 6.1    Indemnities by Originator.

Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables (including, without limitation, any loss resulting from Originator's failure to pay any sales tax relating to any Receivable), excluding, however:

(a)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)    Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c)    taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition (either directly or indirectly) by Blue Ridge of Receivable Interests under the Credit Agreement as a loan or loans by Blue Ridge to Buyer secured by, among other things, the Receivables, the Related Security and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, Originator shall indemnify Buyer for Indemnified Amounts relating to or resulting from:

      (i)    any representation or warranty made by Originator (or any officers of Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

      (ii)    the failure by Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

      (iii)    any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

      (iv)    any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

      (v)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from delivery of electricity related to such Receivable or the furnishing or failure to furnish such electricity;

      (vi)    the commingling of Collections of Receivables at any time with other funds;

      (vii)    any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase hereunder, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

      (viii)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

      (ix)    the exercise by the PUC of its sequestration powers under the Competition Act in respect of Collections;

      (x)    any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables and the Collections, and all of Originator's right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claim;

      (xi)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

      (xii)    any action or omission by Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;

      (xiii)    any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action; and

      (xiv)    the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report to be an Eligible Receivable at the time acquired by Buyer.

Section 6.2    Other Costs and Expenses.

Originator shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

Article VII

Miscellaneous

Section 7.1    Waivers and Amendments.

(a)    No failure or delay on the part of Buyer in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)    No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator, Buyer and Agent and, to the extent required under the Credit Agreement, the Liquidity Banks or the Required Liquidity Banks. Any material amendment, supplement, modification of waiver will required satisfaction of the Rating Agency Condition.

Section 7.2    Notices.

All communications and notices provided for hereunder shall be in writing (including bank wire, or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or facsimile numbers set forth on the signature pages hereof or at such other address or facsimile number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective if given by facsimile, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 7.2.

Section 7.3    Protection of Ownership Interests of Buyer.

(a)    Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Receivable Interests, or to enable Buyer to exercise and enforce their rights and remedies hereunder. At any time, Buyer may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

(b)    If Originator fails to perform any of its obligations hereunder, Buyer may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2. Originator irrevocably authorizes Buyer at any time and from time to time in the sole discretion of Buyer, and appoints Buyer as its attorney(s)-in-fact, to act on behalf of Originator to execute on behalf of Originator as debtor and to file financing statements necessary or desirable in Buyer's sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and associated Related Security and Collections and to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

(c)     (i) Originator hereby authorizes Buyer to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of Originator, in such form and in such offices as Buyer reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer hereunder, (ii) Originator acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or, other than filings with respect to any Permitted Claims, the Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent (as Buyer's assignee), consenting to the form and substance of such filing or recording document, and (iii) Originator approves, authorizes and ratifies any filings or recordings made by or on behalf of the Agent (as Buyer's assign) in connection with the perfection of the ownership or security interests in favor of Buyer or the Agent (as Buyer's assign).

Section 7.4    Confidentiality.

(a)    Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b)    Anything herein to the contrary notwithstanding, Originator hereby consents to the disclosure of any nonpublic information with respect to it to Buyer, the Agent, the Liquidity Banks or Blue Ridge by each other, by Buyer, the Agent, the Liquidity Banks or Blue Ridge to any prospective or actual assignee or participant of any of them and by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, Blue Ridge, the Liquidity Banks and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)    Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: to the Agent, Blue Ridge and the Liquidity Banks, to any prospective or actual assignee or participant of the Agent, Blue Ridge or the Liquidity Banks, to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge, to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

Section 7.5    Bankruptcy Petition.

(a)    Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b)    Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Obligations of Buyer under the Credit Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 7.6    Limitation of Liability.

Except with respect to any claim arising out of the willful misconduct or gross negligence of Blue Ridge, the Agent or any Liquidity Bank, no claim may be made by Originator or any other Person against Blue Ridge, the Agent or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 7.7    CHOICE OF LAW.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (AND NOT THE LAW OF CONFLICTS, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 7.8    CONSENT TO JURISDICTION.

ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 7.9    WAIVER OF JURY TRIAL.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.10    Integration; Binding Effect; Survival of Terms.

(a)    This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)    This Agreement shall be binding upon and inure to the benefit of Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Originator. Without limiting the foregoing, Originator acknowledges that Buyer, pursuant to the Credit Agreement, may assign to the Agent, for the benefit of the Secured Parties, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Credit Agreement. Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Credit Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and Originator agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by Originator pursuant to Article II; the indemnification and payment provisions of Article VI; and Section 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 7.11    Counterparts; Severability; Section References.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 7.12    Overdue Amounts.

Each party hereto hereby agrees to pay to the other party interest at a per annum rate equal to the sum of the Prime Rate, plus 2% per annum with respect to all amounts which are due and owing by such party and which are not paid on the date that such amount first becomes due in accordance with this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Receivables Sale Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

PPL ELECTRIC UTILITIES CORPORATION By: Name: Title:

Address:	Two North Ninth Street Allentown, Pennsylvania 18101-1179
Attention: Treasurer Telephone: (610)774-5987 Fax: (610)774-5235
PPL RECEIVABLES CORPORATION By: Name: Title:

Address:	c/o Christopher J. Monigle PPL Receivables Corporation 3993 Howard Hughes Parkway Suite 250 Las Vegas, Nevada 89109

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Credit Agreement (hereinafter defined).

Agent: As defined in the Preliminary Statements to the Agreement.

Agreement: The Receivables Sale Agreement, dated as of August 1, 2004, between Originator and Buyer, as the same may be amended, restated or otherwise modified.

Blue Ridge: As defined in the Preliminary Statements to the Agreement.

Buyer: As defined in the Preamble to the Agreement.

Calculation Period: Each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchases hereunder and the final Calculation Period shall terminate on the Termination Date.

Credit Agreement: The meaning set forth in the Preliminary Statements to the Agreement.

Credit and Collection Practices: Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V hereto, as modified from time to time in accordance with the Agreement.

Discount Factor: A percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which Originator and Buyer agree to make such change.

Initial Contributed Receivables: As defined in Section 1.1.

Initial Cutoff Date: As defined in Section 1.1.

Net Worth: As of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of the aggregate Outstanding Balance of the Receivables at such time, over the sum of the Aggregate Principal outstanding at such time, plus the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

Original Balance: With respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

Originator: As defined in the Preamble to the Agreement.

Originator Collateral: As defined in Section 1.7.

PPL: PPL Electric Utilities Corporation.

Purchase: The purchase pursuant to Section 1.2(a) of the Agreement by Buyer from Originator of the Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

Purchase Price: With respect to the Purchase, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.3 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer, which price shall equal on any date the product of the Outstanding Balance of such Receivables on such date, multiplied by one minus the Discount Factor in effect on such date, minus any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.

Purchase Price Credit: As defined in Section 1.4.

Purchase Report: As defined in Section 1.2(b).

Receivable: All indebtedness and other obligations owed to Originator, excluding the ITC Receivables, the Nuclear Decommissioning Receivables and the ECP Contract Payments (at the times it arises, and before giving effect to any transfer or conveyance under this Agreement) or Buyer (after giving effect to the transfers under this Agreement) or in which Originator or Buyer has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, payment intangible or general intangible, arising in connection with the sale of electricity to an Obligor by Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation.

Related Security: With respect to any Receivable:

(i)    all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(ii)    all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iii)    all Contracts associated with such Receivable,

(iv)    all Records related to such Receivable, and

(v)    all proceeds of any of the foregoing.

Required Capital Amount: As of any date of determination, an amount equal to the greater of 3% of the Borrowing Limit under the Credit Agreement, and the product of 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer under the Credit Agreement, and the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicer under the Credit Agreement.

Subordinated Loan: As defined in Section 1.3(a)(ii) of the Agreement.

Subordinated Note: A promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Termination Date: The earliest to occur of the Facility Termination Date (as defined in the Credit Agreement), the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and the date which is 10 Business Days after Buyer's receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

Termination Event: As defined in Section 5.1 of the Agreement.

Unmatured Termination Event: An event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.